Manning & Napier Fund, Inc.
                            Articles of Amendment

      Manning & Napier Fund, Inc., a Maryland Corporation having its principal office in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:
      FIRST: The charter of the Corporation is hereby amended by striking out Article FIFTH of the Articles of Incorporation and inserting in lieu thereof the following:
     "FIFTH:
The total number of shares of stock of all classes (which term, as used herein shall include a class designated as a "Series" as set forth below) which the Corporation has authority to issue is One Billion shares. The number of the shares of stock of each class is such number, if any, of shares of unissued stock as is classified or reclassified into such class by the
       Corporation's Board of Directors pursuant to the authority contained in
      Section 2- 105 of the Maryland General Corporation Law (or any successor provision).  The par value of the shares of stock of each class is one cent per share.  The aggregate par value of all the shares of all classes is $10,000,000. A description of each class, including any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemptions is set
        forth  below.    Unless and until the Corporation's Board of Directors
      classifies unissued stock into one or more classes which are in addition to a single outstanding class, or after the Board has reclassified issued stock of one or more classes into a single class, all shares of stock of the Corporation shall be of a single class designated as "Capital Stock."
        The Board of Directors of the Corporation may classify unissued shares into one or more additional classes which shall, together with the issued shares of stock of the Corporation, have such designations as the Board shall determine (provided that such designation shall include the word "Class"), and which shall be treated for all purposes other than as to dividends as if all shares were shares of one class. The dividends payable to the holders of each such class shall, subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation, be determined by the Board and need not be individually declared but may be declared and paid in accordance with  a  formula  adopted by the Board.  The Board of Directors of the
       Corporation may in the alternative classify unissued shares into one or more additional classes, which shall, together with the issued shares of stock  of  the  Corporation,  have  such designations as the Board may determine (provided that such designation shall include the word "Series"), and shall, subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation, have the following characteristics.
All consideration received by the Corporation for the issue or sale of shares of stock of each such class, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class of shares of stock with respect to which such assets, payments, or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any asset derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such class.
Dividends  or  distributions  on  shares  of  any such class of stock, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to such class and need not be individually declared but may be declared and paid in accordance with a formula adopted by the Board of Directors of the Corporation. In the event of the liquidation or dissolution of the Corporation, shareholders of each such class shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular class of stock, the assets belonging to such class; and the assets so distributable to the shareholders of any such class shall be distributed among such shareholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of stock and available for distribution, such distribution shall be made to the holders of stock of all classes in proportion to the asset value of the respective classes.
The  assets  belonging  to  any  such class of stock shall be charged with the liabilities in respect to such class and shall also be charged with its share of the general liabilities of the Corporation, in proportion to the asset value of the respective classes. The determination of the Board of
      Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, and as to the allocation of the same as to given class, and as to whether the same, or general assets of the Corporation, are allocable to one or more classes. The liabilities so allocated to a class are herein referred to as "liabilities belonging to" such class.
At  all  meetings  of  stockholders each stockholder of each share of stock of each such class of the Corporation shall be entitled to one vote for each share of stock irrespective of the class standing in his name on the books of the Corporation, except that where a vote of the holders of the shares of stock of any class, or of more than one class, voting by class, is required by the Investment Company Act of 1940 and/or Maryland law as to
     any proposal, only the holders of such class or classes, voting by class, shall be entitled to vote upon such proposal and the holders of any other class or classes shall not be entitled to vote thereon. Any fractional share, if any such fractional shares are outstanding, shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends.
The provisions of paragraph (2) of this Article FIFTH relating to voting shall apply when the Corporation has only one class of shares outstanding or when the Corporation has more than one class of shares outstanding but which differ only as to their dividend rights.
When  the  Corporation  has  more  than one class of shares outstanding having separate assets and liabilities: (i) the redemption rights provided to the holders of the Corporation's shares shall be deemed to apply only to the assets belonging to the class of stock in question; and (ii) the net asset value per share computation as provided for in Article SEVENTH shall be applied as if each such class of shares were the Corporation as referred to in such computation, but with its assets limited to the assets belonging to such class and its liabilities limited to the liabilities belonging to such class.
At  all  meetings of stockholders each stockholder of the Corporation shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation. Any fractional share, if any such fractional shares are outstanding, shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends.
Each holder of the capital stock (which term as used in the remainder of these
      Articles of Incorporation shall be deemed to refer to stock of any class or series) of the Corporation, upon proper written request (including signature guarantees, if required by the Board of Directors) to the Corporation, or other proper non-written request if so determined by the
         Board of Directors, accompanied, when stock certificates representing such shares are outstanding, by surrender of the appropriate stock certificate or certificates in proper form for transfer, or any such other form as the Board of Directors may provide, shall be entitled to require the Corporation to redeem all or any part of the capital stock standing in the name of such holder on the books of the Corporation, at the net asset value of such shares.  The method of computing such net asset value, the time as of which such net asset value shall be computed and the time within which the Corporation shall make payment therefore shall be determined as hereinafter provided in Article SEVENTH of these
       Articles of Incorporation.  Notwithstanding the foregoing, the right of the  holders  of the capital stock of the Corporation to require the
         Corporation to redeem such capital stock shall be suspended when such suspension is required under the 1940 Act (which term the "1940 Act"
          shall for the purposes of these Articles of Incorporation mean the Investment Company Act of 1940 as from time to time amended and any rule, regulation or order thereunder) and may be suspended when such suspension is permitted under the 1940 Act.
All shares of the capital stock of the Corporation now or hereafter authorized shall be subject to redemption and redeemable, in the sense used in the
        Maryland General Corporation Law, at the redemption price for any such shares, determined in the manner set out in these Articles of
       Incorporation. The number of the authorized shares of the stock of any class of the Corporation shall not be reduced by the number of any shares of such class redeemed or purchased by it; shares redeemed or purchased shall be retired automatically and shall have the status of authorized but unissued stock.
Notwithstanding any provision of Maryland law requiring any action to be taken or authorized by the affirmative vote of the holders of a
                  majority or other designated proportion of the shares, or of any class or series of shares, or to be otherwise taken or authorized by a vote of the stockholders, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of
                   shares (or a majority of the total number of shares of such class or series) outstanding and entitled to vote thereon
                pursuant to the provisions of these Articles of Incorporation. No holder of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the stock of the Corporation acquired by it after the issue thereof, of otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.
All  persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.
      SECOND: The Board of Directors of the Corporation on July 3, 1986, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation.
       THIRD: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of section 2-505 of Corporations and Associates Articles of the Annotated Code of Maryland, and filed with the records of stockholders meetings.
       FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.
      FIFTH: (a) The total number of shares of stock which the Corporation was heretofore authorized to issue is Fifty million (50,000,000) shares, all of one class, of the par value of $.01 per share, and of the aggregate par value of Five hundred thousand dollars ($500,000).
The  total  number  of  shares  of  stock  is increased by this amendment to 1 billion (1,000,000,000) shares all of one class, of the par value $.01 per share, and of the aggregate par value of Ten million dollars ($10,000,000).
     IN WITNESS WHEREOF, Manning & Napier Fund, Inc. has caused these articles to be signed and acknowledged in its name and on its behalf by its President and witnessed by its Secretary on July 3, 1986.


                                                   MANNING & NAPIER FUND, INC.

                                                   By: /s/ William Manning
                                                   William Manning, President
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Witness:

/s/ B. Reuben Auspitz
B. Reuben Auspitz, Secretary



       THE UNDERSIGNED, President of Manning & Napier Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


/s/ William Manning
William Manning
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